Exhibit 3.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED BYLAWS

OF

OVERSTOCK.COM, INC.

This Amendment No. 1 to the Amended and Restated Bylaws (the “Bylaws”) of Overstock.com, Inc., a Delaware corporation (the “Company”), was duly adopted by the Board of Directors of the Company on and effective as of October 28, 2015.

Section 8.4 of the Bylaws is hereby deleted in its entirety and replaced with the following:

“8.4 STOCK CERTIFICATES

The shares of the corporation shall be represented by certificates; provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares; provided further, however, that no shares of the corporation designated or otherwise identified by the board of directors or by the corporation prior to the issuance thereof as digital or cryptographic shares or as shares to be issued in digital or cryptographic form (any such shares being herein called “Digital Shares”) shall be represented by certificates. Any such resolution of the board of directors providing for uncertificated shares shall not apply to shares then represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares (other than any holder of Digital Shares, with respect to such Digital Shares), shall be entitled to have a certificate signed in the name of the corporation by (a) the chairman or vice-chairman of the board of directors, or the chief executive officer, president or any vice-president of the corporation, and by (b) the chief financial officer, treasurer, assistant treasurer, secretary or an assistant secretary of the corporation representing the number of then uncertificated shares to be registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.”

/s/ Mitch Edwards
Mitch Edwards
Senior Vice President, General Counsel and Secretary
October 28, 2015